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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): July 14, 1998


                             SI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


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           DELAWARE                            0-12370                         95-3381440
(State or Other Jurisdiction of        (Commission File Number)          (IRS Employer ID. No.)
Incorporation or Organization)

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             4611 South 134th Place
             Seattle, Washington                                98168
             (Address of Principal Executive Offices)         (Zip Code)

                                 (206) 244-6100

              (Registrant's Telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 14th, 1998 SI Technologies, Inc. (the "Company") acquired Allegany Inc. (the "Allegany Acquisition") and the Revere Transducers business, which is conducted through Revere Transducers, Inc., a Delaware corporation and Revere Transducers Europe B.V., a Netherlands corporation (the "Revere Acquisition").

Revere Transducers is one of the world's four largest manufacturers of electronic weighing load cells, sensors and related devices, with manufacturing facilities in Tustin, California and Breda, The Netherlands. Revere was founded more than fifty years ago and currently commands an estimated 8% share of the world market for electronic weighing load cells.

Headquartered in Cumberland, Maryland, Allegany is a leading designer, manufacturer and marketer of force measurement equipment. Allegany was founded in the mid-1950s and has evolved into a leading designer and maufacturer of industrial crane and lift truck scales, along with billet weighing systems designed to increase productivity and profitability in the steel and heavy metals industries.

The Allegany Acquisition was consummated pursuant to a merger, pursuant to which shareholders of Allegany Inc. received an aggregate of $2.5 million in cash and 142,219 shares of the Company's common stock. The value of the consideration given in exchange for the stock of Allegany was determined by reference to Allegany's historical cash flow and the Company's analysis of its future earnings potential.

The Revere Acquisition was consummated pursuant to an acquisition, for cash, of all the common stock of Revere Transducers, Inc. and the capital stock of Meadowgrip Limited, a U.K. corporation. Revere Transducers Europe B.V. is an indirect, wholly-owned subsidiary of Meadowgrip. Total consideration consisted of approximately $10.4 million in cash. The value of the consideration paid in the Revere Acquisition was determined by reference to the book value of the acquired companies.

The Company borrowed the funds for the Allegany Acquisition and the Revere Acquisition from U.S. Bank of Washington, N.A. Borrowed funds are secured by the assets of the Company including the assets and stock of its subsidiaries, including those acquired pursuant to the Allegany Acquisition and the Revere Acquisition.

(b) Allegany Inc. holds all the capital stock of Allegany Technology, Inc., an operating entity. The Revere Transducers business is carried on through its operating entities, Revere Transducers, Inc. and Revere Transducers Europe B.V. The Company intends to continue to conduct business through these operating entities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements

(b) The Financial statements required under Form 8-K for the entities acquired pursuant to the Allegany Acquisition and the Revere Acquisition are not currently available. The Company's auditors have commenced necessary examination of the acquired companies' financial statements. Financial statements will be filed under Form 8-K as soon as practicable after they are available.

(c)  Exhibits

     EX-2.(i) Acquisition Agreement and Plan of Merger among SI Technologies, Inc., SI Acquisition of Delaware Corporation, Allegany Inc. and Mark and Judy Stern dated as of July 10, 1998.

     EX-2.(ii) Stock Purchase Agreement among Dobson Park Industries, Inc.,
               HCHC, Inc., and SI Technologies, Inc. dated as of July 10, 1998.





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 28, 1998

                                      SI TECHNOLOGIES, INC.

                                      /s/ Paul V. Cavanaugh
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                                      Paul V. Cavanaugh, Chief Financial Officer